Contact:	Investors Relations: Elaine Lintecum 916-321-1846 elintecum@mcclatchy.com Media: Christina Stenson or Cindy Leggett-Flynn Brunswick Group 212-333-3810

McCLATCHY REPORTS FIRST QUARTER 2006 EARNINGS

SACRAMENTO, Calif., April 13, 2006 - The McClatchy Company (NYSE-MNI) today reported first quarter 2006 earnings of $27.7 million, or 59 cents per share, compared to earnings of $32.3 million, or 69 cents per share, in the first quarter of 2005.

The company implemented Financial Accounting Standard No. 123 (revised 2004), "Share-Based Payments" (FAS 123R), in the first quarter of 2006. As a result, 2006 earnings include $2.3 million of stock-related expense, or three cents per share. Excluding the impact of stock related compensation, earnings in 2006 were 62 cents per share.

Revenues in the first quarter of 2006 were $282.0 million, up 0.4% from 2005 first quarter revenues of $280.9 million, with advertising revenues of $237.1 million, up 1.4%, and circulation revenues of $39.5 million, down 4.5%.

Commenting on first quarter results, Gary Pruitt, chairman and chief executive officer, said, "In the first quarter of 2006, we faced our toughest comparison in quarter-over-quarter advertising revenue growth. Real estate, employment and direct marketing advertising grew strongly in the quarter, but automotive and national advertising fell. These factors resulted in ad revenue growth of 1.4%. We implemented FAS 123R this quarter, which caused us to record stock option expense for the first time. That expense, coupled with increases in pension and medical costs and higher newsprint prices, more than offset the increase in revenues and resulted in lower earnings compared to the first quarter of 2005.

"As we look to the second quarter, we expect continued growth in real estate advertising and the other areas that sustained growth in the first quarter. At this time we do not see indications of a change in automotive advertising trends and national advertising remains unpredictable. We expect second quarter advertising results to be similar to the first quarter.

"Some may see the current slow advertising environment as confirmation of predictions that newspapers and print media are dying. We think that's wrong. While there is certainly more competition for advertising in all media, McClatchy continues to gain share over other traditional media in our local markets, and online advertising is growing strongly - up 30.1% in the first quarter. Our portfolio strategy - combining the daily newspaper with leading websites, niche publications and direct marketing products   -  provides the best reach and results for local advertisers. This approach makes us the leading local media company in many of the best, fastest growing markets in the country and provides a solid foundation for our future."

The company's statistical report, which summarizes its revenue performance for March and full year 2006, follows, along with a supplemental report of advertising revenue data by category. The attached un-audited income statement contains a reconciliation of the non-GAAP items (2005 earnings comparisons including the impact of FAS123R).

At noon Eastern time today, McClatchy will review its results in a conference call (877-278-1205 pass code 7589670) and webcast (www.mcclatchy.com). The webcast will be archived at McClatchy's website.

The McClatchy Company, headquartered in Sacramento, CA, is a leading newspaper and internet publisher. It publishes 12 daily and 16 non-daily newspapers located in western coastal states, North and South Carolina, and the Twin Cities of Minneapolis/St. Paul. McClatchy has daily circulation of 1.4 million and Sunday circulation of 1.8 million. McClatchy's newspapers include, among others, the Star Tribune in Minneapolis, the Sacramento Bee, the Fresno Bee and the Modesto Bee in California, the News & Observer (Raleigh, NC), the News Tribune (Tacoma, WA), the Anchorage Daily News and Vida en el Valle, a bilingual Spanish weekly newspaper distributed throughout California's Central Valley. McClatchy also operates leading local websites in each of its daily newspaper markets, offering readers information, comprehensive news, advertising, e-commerce and other services, and owns and operates McClatchy Interactive, an interactive operation that provides websites with content, publishing tools and software development. McClatchy is listed on the New York Stock Exchange under the symbol (MNI).

On March 13, 2006, The McClatchy Company announced a definitive agreement under which McClatchy will acquire Knight-Ridder, Inc. Knight Ridder publishes 32 daily newspapers in 29 U.S. markets, with a circulation of 3.4 million daily and 4.5 million Sunday. Knight Ridder has websites in all of its markets and a variety of investments in internet and technology companies, publishes a growing portfolio of targeted publications and maintains investments in two newsprint companies. The company's internet operation, Knight Ridder Digital, develops and manages the company's online properties. It is the founder and operator of Real Cities (www.RealCities.com), the largest national network of city and regional web sites in more than 110 U.S. markets.

As part of the transaction, McClatchy intends to divest 12 Knight Ridder newspapers, mainly located in cities that do not fit the company's longstanding acquisition criteria, chiefly involving growing markets. The transaction is subject to customary terms and conditions, including approval by the Knight Ridder shareholders and is expected to close this summer.

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SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this press release regarding the proposed transaction between McClatchy and Knight Ridder, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, the divestiture plan, future opportunities for the company and any other statements about McClatchy or Knight Ridder managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing estimates of results, or the words "believes," "plans," "anticipates," "expects," and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transaction, the ability of McClatchy to successfully integrate Knight Ridder's operations and employees; the ability to realize anticipated synergies and cost savings; and the other factors described in each of McClatchy's and Knight Ridder's Annual Reports on Form 10-K for the year ended December 25, 2005. McClatchy and Knight Ridder disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

McClatchy plans to file with the SEC a Registration Statement on Form S-4 in connection with the transaction, and McClatchy and Knight Ridder plan to file with the SEC and mail to their respective stockholders an Information Statement/Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Information Statement/Proxy Statement/Prospectus will contain important information about McClatchy, Knight Ridder, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Information Statement/Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Information Statement/Proxy Statement/Prospectus and other documents filed with the SEC by McClatchy and Knight Ridder through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Information Statement/Proxy Statement/Prospectus when they become available from McClatchy by contacting Investor Relations at www.mcclatchy.com, by mail to 2100 Q Street, Sacramento, CA 95816 or by telephone at 916-321-1846 or from Knight Ridder by contacting Investor Relations at www.knightridder.com, by mail to Suite 1500, 50 W. San Fernando St., San Jose, CA 95113 or by telephone at 408-938-7838.

McClatchy and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Knight Ridder in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Information Statement/Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in McClatchy's proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on or about March 28, 2005. This document is available free of charge at the SEC's web site at www.sec.gov and from McClatchy by contacting Investor Relations at www.mcclatchy.com, by mail to 2100 Q Street, Sacramento, CA 95816 or by telephone at 916-321-1846.

Knight Ridder and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Knight Ridder in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Information Statement/Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Knight Ridder's proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on or about March 24, 2005. This document is available free of charge at the SEC's web site at www.sec.gov and from Knight Ridder by contacting Investor Relations at www.knightridder.com, by mail to Suite 1500, 50 W. San Fernando St., San Jose, CA 95113 or by telephone at 408-938-7838.

THE McCLATCHY COMPANY
SUMMARY OF UNAUDITED RESULTS
(IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

	Three months ended
	March 26,	March 27,
	2006	2005

Revenues - net	$282,004	$280,927

Operating expenses:
Compensation	127,045	122,118
Newsprint and supplements	38,231	36,443
Depreciation and amortization	16,017	16,350
Other operating expenses	53,088	50,514
Total operating expenses	234,181	225,425

Operating income	47,623	55,502

Interest expense	(2,100)	(2,012)
Partnership income	415	106
Other non-operating income - net	--	89
Income before taxes	45,938	53,685
Income tax provision	18,211	21,350
Net income	$27,727	$32,335

Net income per common share:
Basic	$0.59	$0.69
Diluted	$0.59	$0.69
Weighted average common shares:
Basic	46,735	46,541
Diluted	46,974	46,977

Reconciliation of Non-GAAP Amounts

Net Income	$27,727
Certain items net of tax effects:
FAS 123R expense	1,377
Non-GAAP net income	$29,104

Non-GAAP diluted per share amounts	$0.62

The McClatchy Company
Consolidated Statistical Report
(In thousands, except for preprints)

	March			March Year-to-Date

Revenues - Net:	2006	2005	% Change	2006	2005	% Change
Advertising
California	$30,468	$29,214	4.3%	$96,220	$90,831	5.9%
Minneapolis	22,594	23,447	-3.6%	70,755	72,387	-2.3%
Carolinas	12,707	12,668	0.3%	38,236	38,132	0.3%
Northwest	10,338	10,847	-4.7%	31,878	32,548	-2.1%
Total Advertising	$76,107	$76,176	-0.1%	$237,089	$233,898	1.4%

Circulation	12,409	12,743	-2.6%	39,548	41,397	-4.5%
Other	1,785	1,886	-5.4%	5,367	5,632	-4.7%
Total Revenue	$90,301	$90,805	-0.6%	$282,004	$280,927	0.4%

Average Paid Circulation:*
Daily	1,410.9	1,436.0	-1.7%	1,384.6	1,413.5	-2.0%
Sunday	1,745.7	1,816.6	-3.9%	1,737.3	1,816.4	-4.4%

* Reflects average paid circulation based upon number of days in period. Does not reflect ABC reported figures.

Advertising Linage for Dailies:
Full Run ROP
Retail	382.3	421.7	-9.3%	1,188.2	1,275.2	-6.8%
National	79.3	93.0	-14.7%	268.3	284.7	-5.8%
Classified	605.5	594.0	1.9%	1,876.3	1,859.9	0.9%
Total	1,067.1	1,108.7	-3.8%	3,332.8	3,419.8	-2.5%

Millions of Preprints Distributed	262.3	259.0	1.3%	854.7	807.6	5.8%

Full Run ROP Linage by Market for Dailies:
California:
The Sacramento Bee	182.4	191.2	-4.6%	596.3	615.2	-3.1%
The Fresno Bee	107.7	98.0	9.9%	323.5	304.2	6.3%
The Modesto Bee	96.4	96.7	-0.3%	305.6	289.9	5.4%
Merced Sun-Star	56.0	46.8	19.7%	167.3	145.3	15.1%

Star Tribune, Minneapolis	117.8	135.6	-13.1%	379.3	414.7	-8.5%

Northwest:
The News Tribune, Tacoma	79.9	93.1	-14.2%	261.2	298.1	-12.4%
Anchorage Daily News	66.2	73.4	-9.8%	196.6	215.2	-8.6%
Tri-City Herald	64.7	72.2	-10.4%	205.2	216.7	-5.3%

Carolinas:
The News & Observer, Raleigh	142.4	144.4	-1.4%	437.7	449.1	-2.5%
South Carolina Dailies	153.6	157.3	-2.4%	460.1	471.4	-2.4%
Total	1,067.1	1,108.7	-3.8%	3,332.8	3,419.8	-2.5%

The McClatchy Company
Supplemental Advertising Revenue
By Category for the Period Ending March 26, 2006

	March		Qtr 1

	% Change	% Change Print Only	% Change	% Change Print Only

Advertising categories:
Retail	(2.6)	(4.3)	(1.0)	(2.6)
National	(12.8)	(12.8)	(5.2)	(5.1)
Classified Total	4.7	2.2	3.8	1.6
Auto	(18.9)	(22.5)	(17.8)	(20.7)
Real Estate	31.6	32.4	27.1	27.4
Employment	5.4	1.2	5.0	1.2
Direct Marketing	5.6	5.6	12.4	12.4

Total advertising growth	(0.1)	(2.0)	1.4	(0.3)